Exhibit 99.2

Harris Manufacturing, Inc. and

Harris LED, LLC

Unaudited Combined Financial Statements

Six Months Ended June 30, 2013

The report accompanying these financial statements was issued by

BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of

BDO International Limited, a UK company limited by guarantee.

Harris Manufacturing, Inc. and Harris LED, LLC

Unaudited Combined Financial Statements

Six Months Ended June 30, 2013

Harris Manufacturing, Inc. and Harris LED, LLC

Contents

Unaudited Combined Financial Statements

Unaudited Combined Balance Sheets	4-5

Unaudited Combined Statements of Operations	6

Unaudited Combined Statements of Cash Flows	7

Unaudited Combined Statement of Changes in Stockholders’ and Members’ Equity	8

Notes to Unaudited Combined Financial Statements	9-18

Unaudited Combined Financial Statements

Harris Manufacturing, Inc. and Harris LED, LLC

Unaudited Combined Balance Sheets

	June 30, 2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$8,505	$475,133
Accounts receivable — trade, net of allowance for doubtful accounts of $40,000 and $55,000, respectively	2,288,805	2,535,070
Inventory	1,419,453	1,103,512
Prepaid expenses	86,211	66,611
Due from related party	—	12,988
Deferred income tax benefit	103,125	108,750

Total Current Assets	3,906,099	4,302,064

Property and Equipment
Transporation equipment	85,347	85,347
Machinery and equipment	623,041	623,041
Computer hardware, office furniture, equipment and software	147,481	137,221

	855,869	845,609
Less accumulated depreciation and amortization	(739,121)	(699,156)

Total Property and Equipment, Net	116,748	146,453

Other Assets
Deferred income tax benefit	106,395	122,395

Total Other Assets	106,395	122,395

Total Assets	$4,129,242	$4,570,912

See accompanying notes to unaudited combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Unaudited Combined Balance Sheets

	June 30, 2013	December 31, 2012
Liabilities and Stockholders’ and Members’ Equity
Current Liabilities
Accounts payable	$1,518,921	$1,084,747
Accrued expenses	383,208	232,895
Deferred revenue	104,000	—
Line of credit	—	803,844

Total Current Liabilities	2,006,129	2,121,486

Commitments and Contingencies
Stockholders’ and Members’ Equity
Common stock, $0.001 par value, 20,000,000 shares authorized, 16,545,001 issued and outstanding	16,545	16,545
Additional paid in capital	286,421	286,421
Member units, $1.00 par value, 10,000 shares authorized, issued and outstanding	10,000	10,000
Retained earnings	1,810,147	2,136,460

Total Stockholders’ and Members’ Equity	2,123,113	2,449,426

Total Liabilties and Stockholders’ and Members’ Equity	$4,129,242	$4,570,912

See accompanying notes to unaudited combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Unaudited Combined Statements of Operations

Six Months Ended June 30,	2013	2012
Sales	$8,269,205	$6,379,684
Cost of Sales	6,169,363	5,033,509

Gross Profit on Sales	2,099,842	1,346,175

Operating Expenses
Sales expense	539,830	516,329
General and administration expenses	1,038,368	516,794

Total Operating Expenses	1,578,198	1,033,123

Operating Income	521,644	313,052

Other Income (Expense)
Interest income	—	9,093
Interest expense	(15,529)	(5,316)

Net Other (Expense) Income	(15,529)	3,777

Income Before Provision for Income Taxes	506,115	316,829
Provision for Income Taxes	128,126	119,330

Net Income	$377,989	$197,499

See accompanying notes to unaudited combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Unaudited Combined Statements of Cash Flows

Six Months Ended June 30,	2013	2012
Cash Flows From Operating Activities
Net Income	$377,989	$197,499
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	39,965	43,622
Provision for bad debts	(30,845)	—
Deferred income tax benefit	21,625	132,171
Changes in assets and liabilities:
Accounts receivable	277,110	32,070
Inventory	(315,941)	(350,405)
Prepaid expenses	(19,600)	(2,797)
Accounts payable	434,174	180,447
Accrued expenses	150,313	(11,578)
Deferred revenue	104,000	—

Net cash provided by operating activities	1,038,790	221,029

Cash Flows From Investing Activities
Purchases of property and equipment	(10,260)	(32,579)
Payments from related party advances	12,988	10,588

Net cash provided by (used in) investing activities	2,728	(21,991)

Cash Flows From Financing Activities
Repayments on line of credit	(803,844)	(104,166)
Dividends paid	(704,302)	(200,000)

Net cash used in financing activities	(1,508,146)	(304,166)

Net Decrease in Cash	(466,628)	(105,128)
Cash, beginning of year	475,133	406,211

Cash, end of year	$8,505	$301,083

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$12,590	$7,761
Cash paid during the year for taxes	$31,306	$35,774

See accompanying notes to unaudited combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Unaudited Combined Statement of Changes in Stockholders’ and Members’ Equity

	Common Stock Voting		Member Units				Total
	Shares	Amount	Units	Amount	Additional Paid in Capital	Retained Earnings	Stockholders’ and Members’ Equity
Balance, December 31, 2012	16,545,001	$16,545	10,000	$10,000	$286,421	$2,136,460	$2,449,426
Net income	—	—	—	—	—	377,989	377,989
Dividends paid	—	—	—	—	—	(704,302)	(704,302)

Balance, June 30, 2013	16,545,001	$16,545	10,000	$10,000	$286,421	$1,810,147	$2,123,113

See accompanying notes to unaudited combined financial statements

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

1. Significant Accounting Policies

Basis of Presentation

The combined financial statements include the accounts of Harris Manufacturing, Inc. (Harris Manufacturing) and Harris LED, LLC (Harris LED), (collectively the Companies). The Companies are combined due to common ownership. Significant intercompany transactions have been eliminated. Interim results are not necessarily indicative of results that may be expected for the year ending December 31, 2013 or other interim periods.

Organization

Harris Manufacturing markets custom-designed, energy-saving, commercial lighting fixtures. These fixtures provide significant energy savings compared to traditional, non-reflectorized, magnetic ballast fluorescent fixtures. Harris Manufacturing sells to commercial and governmental customers throughout North America. Harris Manufacturing also performs installation contracts related to the fixtures it manufactures.

Harris LED performs installation services and sells LED products. In exchange for management, sales and other services provided by Harris Manufacturing to Harris LED, Harris LED reimburses Harris Manufacturing for the cost of such services and pays Harris Manufacturing 14% of its monthly gross sales as an administrative fee and sales commissions.

Basis of Accounting

The Companies maintain their records on the accrual basis of accounting. The combined financial statements and notes are representations of the Companies’ management who is responsible for their integrity and objectivity. The accounting principles conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the combined financial statements.

Use of Estimates

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for doubtful accounts, the reserve for excess inventory, the recognition of deferred income tax benefits, and accrued expenses. The determination of the adequacy of the allowance for doubtful accounts, the reserve for excess inventory, the recognition of deferred income tax benefits, and accrued expenses are based on estimates that may be affected by significant changes in the economic environment, ongoing litigation, market conditions, and the ability of management to implement effective tax strategies to utilize deferred income tax benefits.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

Comprehensive Income

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) No. 220, Comprehensive Income (“FASB ASC 220”). FASB ASC 220 requires an entity to report its change in equity during the period from transactions and events other than those resulting from investments by and distributions to owners. All items that are recognized as comprehensive income are required to be reported in a financial statement that is displayed with the same prominence as other combined financial statements. The Companies do not have any material amounts of comprehensive income other than those already shown in the Statement of Operations; therefore, a separate statement of comprehensive income is not included with these combined financial statements.

Fair Value of Financial Instruments

Financial instruments of the Companies consist of cash and cash equivalents, accounts receivables and payables, due from related party, and line of credit. The carrying amount of financial instruments approximates fair value because of the short–term nature of such instruments, or in the case of the line of credit, because of interest rates available to the Companies for similar obligations.

Fair Value Measurements and Disclosures

The Companies have adopted ASC 820-10-50, Fair Value Measurements and Disclosures. This statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about the fair value measurements. ASC 820-10-50 establishes a fair value hierarchy for the inputs used to measure fair value based on the nature of the data input, which generally range from quoted prices for identical instruments in a principal trading market (Level 1) to estimates determined using related market data (Level 3). At June 30, 2013 and December 31, 2012, the Companies have no financial instruments subject to the fair value measurement hierarchy.

Cash and Cash Equivalents

The Companies consider all interest and non-interest bearing deposits to be cash equivalents.

Accounts Receivable

Accounts receivable arise in the normal course of business and represent amounts due from trade customers and employees. Management reviews the outstanding accounts receivable at year end, as well as the bad debt write-offs experienced in the past, and provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. As of June 30, 2013 and December 31, 2012, the allowance for doubtful accounts amounted to $40,000 and $55,000, respectively. Bad debt (income) expense totaled ($30,845) and $0 for the six months ended June 30, 2013 and 2012, respectively. Based on the information available, the Companies believe the allowance for doubtful accounts is adequate.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

Inventory

Raw materials, including raw materials incorporated into work-in-process and finished goods, are stated at cost using the first-in, first-out (FIFO) basis. Work-in-process and finished goods are stated at standard cost, which approximates FIFO cost or market. Inventory is net of allowance for slow moving items.

Property and Equipment

Property and equipment assets are stated at cost. Significant renewals and betterments are capitalized, while repair and maintenance expenditures are charged to expense. When property and equipment are sold or retired, the related costs and accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in income. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets. Depreciation and amortization expense totaled $39,965 and $43,622 for the six months ended June 30, 2013 and 2012, respectively.

The estimated useful lives of property and equipment are as follows:

Estimated Useful Lives
Transportation equipment	5 years
Machinery and equipment	5-10 years
Computer hardware, office furniture, equipment and software	3-5 years

Long-lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. When required, certain long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Revenue Recognition

Revenue is recognized on the sales of the Companies’ lighting and related energy efficiency systems and products when the following four criteria are met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred and title has passed to the customer;

•	The sales price is fixed and determinable and no further obligation exists; and

•	Collectability is reasonably assured.

These four criteria are met for the Companies’ product-only revenue upon delivery of the product and title passing to the customer. At that time, the Companies provide for estimated costs that may be incurred for product warranties and sales returns. Revenues are presented net of sales tax and other sales related taxes.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

For sales of the Companies’ lighting and energy management technologies, consisting of multiple elements of revenue, such as a combination of product sales and services, the Company determines the amount of revenue for each element by allocating the total contract revenue to each element based on their relative selling prices in accordance with ASC 605-25, Revenue Recognition – Multiple Element Arrangements. In such circumstances, the Company uses a hierarchy to determine the selling price to be used for allocating revenue to deliverables: (1) vendor-specific objective evidence (VSOE) of fair value, if available, (2) third-party evidence (TPE) of selling price if VSOE is not available, and (3) best estimate of the selling price if neither VSOE nor TPE is available (a description as to how the Companies determined VSOE, TPE and estimated selling price is provided below).

The nature of the Companies’ multiple element arrangements for the sale of its lighting and energy management technologies is similar to a construction project, with materials being delivered and contracting and project management activities occurring according to an installation schedule. The significant deliverables include the shipment of products and related transfer of title and the installation.

To determine the selling price in multiple-element arrangements, the Companies established the selling price for its HIF lighting and energy management system products using management’s best estimate of the selling price, as VSOE or TPE does not exist. Product revenue is recognized when products are shipped. For product revenue, management’s best estimate of selling price is determined using a cost plus gross profit margin method. In addition, the Companies record in service revenue the selling price for its installation and recycling services using management’s best estimate of selling price, as VSOE or TPE does not exist. Service revenue is recognized when services are completed and customer acceptance has been received. Recycling services provided in connection with installation entail the disposal of the customer’s legacy lighting fixtures. The Companies’ service revenues, other than for installation and recycling that are completed prior to delivery of the product, are included in product revenue using management’s best estimate of selling price, as VSOE and TPE does not exist. These services include comprehensive site assessment, site field verification, utility incentive and government subsidy management, engineering design, and project management. For these services, along with the Companies’ installation and recycling services, under a multiple-element arrangement, management’s best estimate of selling price is determined by considering several external and internal factors including, but not limited to, economic conditions and trends, customer demand, pricing practices, margin objectives, competition, geographies in which the Companies offer its products and services and internal costs. The determination of estimated selling price is made through consultation with and approval by management, taking into account all of the preceding factors.

Deferred revenue relates to advance customer billings and is classified as a liability on the Combined Balance Sheet. Deferred revenue is recognized when the services are delivered.

Income Taxes

Harris LED, as a limited liability company, is taxed as a partnership. As such, the members are liable for individual federal and state income taxes related to the Company’s taxable income. Accordingly, no provision for income taxes has been included in these combined financial statements.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

For Harris Manufacturing, provisions for income taxes are based on amounts reported in the Statement of Operations after exclusion of nontaxable income and nondeductible expenses, such as meals and entertainment. Deferred income taxes are computed under the liability method as prescribed in FASB ASC 740-10-25, Income Taxes, for the tax effects of temporary differences, if material. The deferred income tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred income taxes are also recognized for operating losses that are available to offset future income taxes. The components of the deferred income tax asset and liability are classified as current and noncurrent based on their characteristics. Valuation allowances are provided for deferred income tax assets based on management’s projection of the sufficiency of future taxable income to realize the assets. Such projections include the consideration of the likelihood that business or tax strategies may be implemented to recognize future taxable income.

The Companies have adopted ASC Section 740-10 (formerly known as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB No. 109). This interpretation clarifies the accounting for income taxes by prescribing the minimum standard a tax position is required to meet before being recognized in the combined financial statements. The Companies have not taken any uncertain tax position that should be accounted for under ASC Section 740-10.

The Companies recognize interest and penalties, if any, as a component of operating expenses. Management believes that the Companies are no longer subject to federal income tax examinations for years before 2009. There are no examinations in progress.

Advertising

The Companies expense all advertising costs as they are incurred. Total advertising costs for the six months ended June 30, 2013 and 2012 were not material.

Recent Accounting Pronouncements

Management does not anticipate that any of the recently finalized accounting pronouncements, when effective and implemented if necessary, would have a material impact on the financial condition, results of operations, or liquidity of the Companies.

Subsequent Events

ASC 855, Subsequent Events, requires an entity to record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and disclose but not record the effects of subsequent events which provide evidence about conditions that did not exist at the balance sheet date. Management’s date for evaluating the existence of subsequent events that would affect the combined financial statements for the six months ended June 30, 2013, was September 13, 2013, which was the date the combined financial statements were available to be issued. Except as noted below, Management is not aware of any subsequent events which would require recognition or disclosure in the combined financial statements.

On July 1, 2013, all equity interests of the Companies were acquired by Orion Energy Systems, Inc. for a purchase price of approximately $10.1 million. The purchase price is subject to potential post-closing adjustments for net working capital and certain other items.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

2. Concentrations and Risks

Concentration of Credit Risks

The Companies maintain their cash in bank deposit accounts at high credit-quality financial institutions in which accounts are insured by the Federal Deposit Insurance Corporation up to the prevailing limits. The Companies had no uninsured deposits as of June 30, 2013.

The Companies grant credit to various commercial and government customers throughout North America under the terms of the underlying contracts. Substantially all of such credit is typically repaid within 20 to 75 days from invoice date.

Dependence on Key Customers

One customer accounted for approximately 15.7% of sales for the six months ended June 30, 2012, and approximately 23.3% of trade accounts receivable at December 31, 2012. There was no concentration for this customer for the six months ended June 30, 2013.

In addition to these customers, Harris Manufacturing has an agreement with a retail chain of stores. Under this agreement, the Company sells its products at fixed prices to the retail chain’s subcontractors for installation within the stores. Indirect sales to the retail chain through its subcontractors accounted for 27.0% and 40.5% of sales for the six months ended June 30, 2013 and 2012, respectively, and approximately 30.9% and 28.5% of accounts receivable at June 30, 2013 and December 31, 2012, respectively.

Due to the nature of the Company’s business, major customers may vary from year to year. The Company is attempting to expand its client base to reduce such levels of dependency in the future.

Major Suppliers

While a substantial portion of purchases have been made from a few vendors for the convenience of the Companies, there exist other vendors that can supply the same materials.

Currently, the Companies purchase certain of its fixtures from foreign vendors and subsidiaries of U.S. companies. The Companies are not exposed to foreign currency exchange risks.

3. Inventory

Inventory consisted of the following:

	June 30, 2013	December 31, 2012
Raw materials	$1,147,846	$1,024,941
Work in process	22,309	21,227
Finished goods	249,298	57,344

	$1,419,453	$1,103,512

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

4. Related Party Transactions

At December 31, 2012, amounts due from related party consisted of advances to Scott A. Green, a stockholder and Executive Vice President of Business Development, along with accrued interest on advances. Advances were paid in full during 2013.

5. Line of Credit

Harris Manufacturing has a revolving line of credit in the amount of $2,000,000 with Branch Banking & Trust Company with interest at the prime rate due August 5, 2014. The note is secured by substantially all of the assets owned by Harris Manufacturing and provides for a maximum outstanding balance of 65% of eligible accounts receivable and 30% of eligible inventory. Interest expense on the line of credit totaled $12,490 and $7,761 for the six months ended June 30, 2013 and 2012, respectively. The line of credit was paid in full and terminated in June 2013.

6. Retirement Plan

Harris Manufacturing has established a salary deferral plan under the provisions of Section 401(k) of the Internal Revenue Code. Participating employees contribute a percentage of their salary with matching contributions of up to 4% by Harris Manufacturing. Harris Manufacturing’s expense for the six months ended June 30, 2013 and 2012 totaled $40,056 and $18,385, respectively. Of the 2013 expense recognized, $22,564 remained unpaid and was included in accounts payable at June 30, 2013.

7. Operating Leases

Harris Manufacturing leases from Clay County Port, Inc. (“lessor”), its office, manufacturing, and warehouse facilities located in Green Cove Springs, Florida, under a lease agreement effective October 1, 2007. The lease agreement was amended in October 2010 and provides for, effective January 1, 2011, monthly rent at $16,675 plus tax, adjusted annually by the Consumer Price Index in years three through five subject to a floor of 2% and a ceiling of 3%. The lease term is five years through December 31, 2015, and is cancellable with a 12-month notice by either party. In July 2013 Management provided the required 12-month notice to cancel the lease. The table below reflects the cancellation of the lease. Facilities rent, including sales tax, totaled $110,810 and $107,089 for the six months ending June 30, 2013 and 2012, respectively.

Harris Manufacturing rents equipment and records these rentals as operating leases. The equipment rental amounts paid for the six months ending June 30, 2013 and 2012 totaled $4,334 and $3,896, respectively.

Total noncancelable minimum annual payments as of June 30, 2013 are as follows:

For the remaining 6 months of the year ending December 31,
2013	$109,658
For the year ending December 31,
2014	140,695
2015	7,917
2016	3,619

Total	$261,889

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

8. Income Taxes

The provision for income taxes is summarized as follows:

Six Months Ended June 30,	2013	2012
Current
Federal	$109,334	$(17,303)
State	1,967	3,285

Total current expense (benefit)	106,501	(14,018)

Deferred
Federal	4,800	119,131
State	16,825	14,217

Total deferred	21,625	133,348

Total Provisions for Income Taxes	$128,126	$119,330

A reconciliation of the statutory federal income tax rate and effective income tax rate is as follows:

Six Months Ended June 30,	2013	2012
Statutory federal income tax rate	34.0%	34.0%
Tax attributable to LLC	(11.5)%	0.0%
Permanent items	1.3%	0.4%
State income taxes	3.7%	5.5%
Other	(2.2)%	(2.3)%

Effective Income Tax Rate	25.3%	37.7%

Deferred income taxes arise primarily due to net operating loss carryforwards and differences in accounting for bad debts and provisions for inventory obsolescence, warranties, and legal claims.

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Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

The components of the net deferred income tax benefit are as follows:

	June 30, 2013	December 31, 2012
Deferred income tax asset
Federal	$88,000	$92,800
State	155,926	172,751

Total deferred income tax asset	243,926	265,551

Deferred income tax liability
Federal	(29,360)	(29,360)
State	(5,046)	(5,046)

Total deferred income tax liability	(34,406)	(34,406)

Net deferred income tax benefit	209,520	231,145
Less current portion	(103,125)	(108,750)

Long-Term Portion	$106,395	$122,395

Tax effects of each type of significant item that gave rise to deferred income taxes are:

	June 30, 2013	December 31, 2012
Net operating loss carryforward	$140,801	$156,801
Allowance for bad debts	15,000	20,625
Depreciation	(34,406)	(34,406)
Provision for inventory obsolescence	65,625	65,625
Provision for legal claims	11,250	11,250
Provision for warranties	11,250	11,250

	$209,520	$231,145

FASB ASC 740-10-30 specifies that deferred income tax assets are to be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred income tax asset will not be realized. Based on management’s expectation of the implementation of business or tax strategies that would generate future taxable income, a valuation allowance was not established as of June 30, 2013.

Harris Manufacturing has state net operating loss carryforwards of approximately $2.5 million, which are available to offset state income taxes in future years. The carryforwards will begin to expire in 2025.

Harris Manufacturing, Inc. and Harris LED, LLC

Notes to Unaudited Combined Financial Statements

9. Commitments and Contingencies

Harris Manufacturing may be a party to certain claims and legal actions arising in the ordinary course of business. The Companies have made provisions of approximately $30,000 as of June 30, 2013 and December 31, 2012, which management believes is adequate to cover potential claims.

The Companies provide warranties for one year from the date of sale for products it sells and for 60 days for services. The Companies have accrued future warranty costs of $30,000 as of June 30, 2013 and December 31, 2012.

Harris Manufacturing has employment agreements for two of its officers, which include non-compete arrangements until 2013. The employment agreements provide for base salaries and bonuses, as well as severance payments ranging from 6 to 12 months, upon termination for any reason other than cause. In connection with the acquisition by Orion Energy Systems, Inc. the employment agreements were canceled.